================================================================================

                                PRELIMINARY COPY
                           PRELIMINARY PROXY MATERIAL
                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                WATERLINK, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                WATERLINK, INC.
                           4100 Holiday Street, N.W.
                            Canton, Ohio 44718-2532
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                 JULY 30, 1998
                            ------------------------

To Our Stockholders:

     A Special Meeting of Stockholders (the "Special Meeting") of Waterlink, Inc. (the "Company") will be held at the offices of the Company, 4100 Holiday Street, N.W., Canton, Ohio 44718-2532, on July 30, 1998 at 10:00 a.m., local time, for the following purposes:

     1. To approve an amendment to the Waterlink, Inc. 1997 Omnibus Incentive Plan to reserve an additional number of shares of Common Stock of the Company for issuance thereunder; and

     2. To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

     The foregoing matters are described in more detail in the Proxy Statement which follows.

     The Board of Directors of the Company has fixed the close of business on July 15, 1998 as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof. Accordingly, only holders of record of shares of Common Stock of the Company at the close of business on such date will be entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THEIR BEING VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY APPEARANCE AT THE SPECIAL MEETING TO VOTE IN PERSON AND GIVING NOTICE OF SUCH REVOCATION.

                                          By Order of the Board of Directors

                                          DONALD A. WEIDIG, Secretary

July 16, 1998

                                WATERLINK, INC.
                           4100 Holiday Street, N.W.
                            Canton, Ohio 44718-2532
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                                 JULY 30, 1998
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Waterlink, Inc. (the "Company") in connection with the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at 10:00 a.m., local time, on Thursday, July 30, 1998, at the offices of the Company, 4100 Holiday Street, N.W., Canton, Ohio, 44718-2532. The enclosed proxy is solicited on behalf of the Board of Directors of the Company (the "Board"), and is subject to revocation at any time prior to the voting of the proxy as provided below. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted for the approval of the amendment (the "Amendment") to the Waterlink, Inc. 1997 Omnibus Incentive Plan (the "Incentive Plan") to increase the number of shares reserved for issuance thereunder to the greater of (i) Two Million Seven Hundred Fifty Thousand (2,750,000) shares or (ii) twelve and one-half percent (12 1/2%) of the aggregate number of shares outstanding from time to time, not to exceed Five Million (5,000,000) shares, from that which the Incentive Plan currently provides, which is the greater of (i) One Million Seven Hundred Fifty Thousand (1,750,000) shares or (ii) twelve and one-half percent (12 1/2%) of the aggregate number of shares outstanding from time to time, not to exceed Five Million (5,000,000) shares. Effective upon approval of the Amendment by the stockholders of the Company, the Company will grant under the Incentive Plan an option to purchase Four Hundred Thousand (400,000) shares of common stock, $.001 par value, of the Company (the "Common Stock") to T. Scott King in connection with his employment by the Company as President and Chief Executive Officer, and an option to purchase One Hundred Thousand (100,000) shares of Common Stock indirectly to Henrik Kallen in connection with his employment by the Company as President -- European Wastewater Systems. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is July 16, 1998.

                                     VOTING

     Stockholders of record at the close of business on July 15, 1998 are entitled to notice of, and to vote at, the Special Meeting and any adjournments
thereof. On that date, there were outstanding [               ]     shares of
Common Stock. Each share of Common Stock is entitled to one vote on all matters to come before the Special Meeting. Action on matters to come before the Special Meeting will be authorized by the affirmative vote of the majority of shares of the Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on such matters. For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals, will only be counted for purposes of determining whether a quorum is present at the Special Meeting and therefore will have no effect on the vote.

     Shares cannot be voted at the Special Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned, properly executed, the shares represented thereby will be voted as specified thereon. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either in writing, delivered to the Secretary of the Company at its executive offices, or in person at the Special Meeting.

                             COMMON STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of the Common Stock as of June 25, 1998 by certain of the executive officers of the Company, the former President and Chief Executive Officer, each of the directors of the Company and all executive officers and directors of the Company as a group, as well as by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock.

                                                                SHARES OF
                                                               COMMON STOCK         PERCENT
                      NAME AND ADDRESS                         BENEFICIALLY        OF SHARES
                    OF BENEFICIAL OWNER                          OWNED(1)        OUTSTANDING(2)
                    -------------------                        ------------      --------------
Brantley Venture Partners III, L.P..........................    2,026,250(6)         16.83%
20600 Chagrin Blvd
Suite 1150
Cleveland, OH 44122
River Cities Capital Fund Limited Partnership...............      636,250(7)          5.29%
221 East 4th Street
Suite 2250
Cincinnati, OH 45202
Theodore F. Savastano.......................................    1,000,000(8)          8.25%
T. Scott King(3)............................................           --(9)            --
Henrik Kallen(4)............................................           --(10)           --
Michael J. Vantusko.........................................      150,000(11)         1.24%
L. Dean Hertert.............................................       78,997(12)            *
Dr. Hans F. Larsson.........................................        5,385(13)            *
Robert P. Pinkas............................................    2,126,250(14)        17.51%
Dr. Paul M. Sutton..........................................       13,000(15)            *
Rollin S. Reiter............................................       28,000(15)            *
John R. Miller..............................................        8,000(15)            *
Chet S. Ross(5).............................................      700,962(16)         5.59%
All directors, nominees and executive officers as a group
  (11 persons)..............................................    4,110,594(17)        33.71%

---------------

* Less than 1%

 (1) Beneficial ownership includes shares of Common Stock subject to options, warrants, rights, or similar obligations exercisable within 60 days for purposes of computing the percentage of the person or group holding such options or warrants. Except as noted, each stockholder has sole voting power and sole investment power with respect to all shares beneficially owned by such stockholder.

 (2) Based upon 12,014,004 shares outstanding.

 (3) The Board elected Mr. King to the position of President and Chief Executive Officer of the Company effective June 8, 1998.

 (4) The Board elected Mr. Kallen to the position of President-European Wastewater Systems effective June 1, 1998.

 (5) Effective June 5, 1998, Mr. Ross resigned as President and Chief Executive Officer of the Company.

 (6) Includes 26,250 warrants to purchase shares of Common Stock held by Brantley Capital Corporation, an affiliate of Brantley Venture Partners III, L.P. Robert P. Pinkas, a director of the Company, is managing general partner of Brantley Venture Partners III, L.P. and has sole voting and investment power with respect to these shares.

 (7) Includes 11,250 warrants to purchase shares of Common Stock. The Company has been advised that Mayson, Inc. ("Mayson"), an Ohio corporation, is the general partner of the partnership which is the general partner of River Cities Capital Fund Limited Partnership and that Mr. Edwin T. Robinson and Mr. R. Glen Mayfield (both of 221 East 4th Street, Suite 2250, Cincinnati, OH 45202) are the sole officers, directors and shareholders of Mayson, and each has sole voting and investment power with respect to these shares.

 (8) Includes 100,000 options to purchase shares of Common Stock which are fully vested.

 (9) Does not include 400,000 options to purchase shares of Common Stock which will be granted upon stockholder approval of the Amendment, which options would not be exerciseable within 60 days.

(10) Does not include 100,000 options to purchase shares of Common Stock which will be granted upon stockholder approval of the Amendment, which options would not be exerciseable within 60 days.

(11) Includes 100,000 options to purchase shares of Common Stock which are fully vested.

(12) Includes 52,500 options to purchase shares of Common Stock which are fully vested.

(13) Includes 5,000 options to purchase shares of Common Stock which are fully vested.

(14) Includes shares, including securities referred to in footnote 6 above, which are held by Brantley Venture Partners III, L.P., of which Mr. Pinkas is managing general partner, and 100,000 options to purchase shares of Common Stock which are fully vested.

(15) Includes options to purchase 3,000 shares of Common Stock which are fully vested.

(16) Includes 520,000 options to purchase shares of Common Stock which are fully vested.

(17) Includes the former President and Chief Executive Officer as part of the group. If such person was excluded, the group would consist of 10 persons and would beneficially own 3,409,632 shares of Common Stock or 28.11%.

EXECUTIVE COMPENSATION

     The following table sets forth, for each of the years indicated, the compensation paid by the Company to the Company's President and Chief Executive Officer, the Company's President-European Wastewater Systems, all other executive officers of the Company as of September 30, 1997 who received annual compensation from or on behalf of the Company in excess of $100,000 (together, the "Named Executive Officers"), and the Company's former President and Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                ANNUAL COMPENSATION        COMPENSATION AWARDS
                                              -----------------------      -------------------
                                                         OTHER ANNUAL    RESTRICTED    SECURITIES
   NAME AND PRINCIPAL                                    COMPENSATION      STOCK       UNDERLYING      ALL OTHER
        POSITION           YEAR   SALARY($)   BONUS($)      ($)(1)       AWARDS($)     OPTIONS(#)   COMPENSATION($)
   ------------------      ----   ---------   --------   ------------    ----------    ----------   ---------------
Theodore F. Savastano      1997   $234,013    $125,000    $1,055,277(5)   --            100,000       $1,658,750(6)
Chairman of the            1996   $225,800      --        $    4,977      --            100,000          --
Board of Directors         1995   $126,989      --           --           --              --             --
T. Scott King(2)           1997      --         --           --           --              --             --
Chief                      1996      --         --           --           --              --             --
Executive Officer          1995      --         --           --           --              --             --
and President

                                                                                LONG-TERM
                                                ANNUAL COMPENSATION        COMPENSATION AWARDS
                                              -----------------------      -------------------
                                                         OTHER ANNUAL    RESTRICTED    SECURITIES
   NAME AND PRINCIPAL                                    COMPENSATION      STOCK       UNDERLYING      ALL OTHER
        POSITION           YEAR   SALARY($)   BONUS($)      ($)(1)       AWARDS($)     OPTIONS(#)   COMPENSATION($)
   ------------------      ----   ---------   --------   ------------    ----------    ----------   ---------------
Henrik Kallen(3)           1997      --         --           --           --              --             --
President-European         1996      --         --           --           --              --             --
Wastewater Systems         1995      --         --           --           --              --             --
Michael J Vantusko         1997   $123,500(8) $50,000        --           --            225,000       $      390(7)
Chief Financial            1996      --         --           --           --              --             --
Officer                    1995      --         --           --           --              --             --
L. Dean Hertert, Jr.       1997   $137,675    $25,000     $      288      --             90,000       $      365(7)
Vice President             1996   $ 21,833(9)   --           --           --             25,000          --
                           1995                 --           --           --              --             --
Dr. Hans F. Larsson        1997   $ 64,489(10)   --          --           --             20,000          --
Vice President             1996      --         --           --           --              --             --
                           1995      --         --           --           --              --             --
Chet S. Ross(4)            1997   $234,013    $125,000    $      768      --            300,000       $      620(7)
Former Chief               1996   $225,800      --        $      262      --            220,000          --
Executive Officer          1995   $ 95,267(11)   --       $  180,000      --              --             --
and President

---------------

 (1) Certain incidental personal benefits to executive officers of the Company may result from expenses incurred by the Company in the interest of attracting and retaining qualified personnel. These incidental personal benefits made available to the Named Executive Officers during 1997 are not described herein because the incremental cost to the Company of such benefits is below the Securities and Exchange Commission (the "Commission") disclosure threshold.

 (2) The Board elected Mr. King to the position of President and Chief Executive Officer of the Company effective June 8, 1998. For terms of Mr. King's compensation, see "Employment Agreements," below.

 (3) The Board elected Mr. Kallen to the position of President-European Wastewater Systems of the Company effective June 1, 1998. For terms of Mr. Kallen's compensation, see "Employment Agreements," below.

 (4) Effective June 5, 1998, Mr. Ross resigned as President and Chief Executive Officer of the Company. The amounts do not reflect severance compensation paid to Mr. Ross during 1998.

 (5) Includes $1,050,000 of gross-up payment for tax liabilities incurred by Mr. Savastano upon exercise of the non-qualified stock options described in footnote 6, below, which was paid to Mr. Savastano pursuant to his 1994 employment agreement with the Company.

 (6) Compensation related to the exercise of 100,000 non-qualified stock options received by Mr. Savastano pursuant to the terms of his 1994 employment agreement with the Company, which were exercisable upon consummation of the Company's initial public offering of Common Stock (the "Initial Public Offering") which closed on June 27, 1997. Compensatory amount was determined by multiplying the number of options exercised by the difference between the market value at the date of exercise ($16.6875) and the exercise price of $.10 per share.

 (7) Represents the Company's "match" payment relating to the Company's 401(k) Plan.

 (8) Represents salary from January 1, 1997 (date of employment with the Company).

 (9) Represents salary from August 1, 1996 (date of employment with the Company).

(10) Represents salary from March 5, 1997 (date of acquisition of the Nordic Group).

(11) Represents salary from June 1, 1995 (date of employment with the Company).

STOCK OPTION GRANTS

     The following table sets forth information regarding options to purchase Common Stock granted to the Named Executive Officers and the former President and Chief Executive Officer of the Company during fiscal 1997.

                  OPTION(1)/SAR(2) GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                  INDIVIDUAL                                   VALUE AT
                            -------------------------------------------------------         ASSUMED ANNUAL
                            NUMBER OF      PERCENT OF                                      RATES OF STOCKS
                            SECURITIES    TOTAL OPTIONS     EXERCISE                      PRICE APPRECIATION
                            UNDERLYING     GRANTED TO          OF                         FOR OPTION TERM(3)
                             OPTIONS        EMPLOYEES      BASE PRICE    EXPIRATION    ------------------------
           NAME             GRANTED(#)     FISCAL YEAR       ($/SH)         DATE         5%($)         10%($)
           ----             ----------    -------------    ----------    ----------      -----         ------
Theodore F. Savastano        100,000           9.8%          $ 0.10        6/24/07     $1,781,784    $2,843,117
T. Scott King(4)                  --            --               --             --             --            --
Henrik Kallen(5)                  --            --               --             --             --            --
Michael J. Vantusko           75,000           7.3%          $ 4.25         1/2/07     $  200,460    $  508,005
                              50,000           4.9%          $ 4.25        6/24/97     $  133,640    $  338,670
                             100,000           9.8%          $11.00        5/23/07     $  691,784    $1,753,117
L. Dean Hertert, Jr.          15,000           1.5%          $ 4.25       12/16/06     $   40,092    $  101,601
                              25,000           2.4%          $ 4.25        6/24/97     $   66,820    $  169,335
                              50,000           4.9%          $11.00        5/23/07     $  345,892    $  876,558
Dr. Hans F. Larsson           20,000           2.0%          $11.00        6/24/07     $  138,357    $  350,623
Chet S. Ross(6)              300,000          29.3%          $11.00        5/23/07     $2,075,352    $5,259,350

---------------

(1) The per share exercise price of options granted under the Company's stock option plans is the fair market value of the Common Stock on the date of grant, with the exception of the 100,000 non-qualified stock options granted to Mr. Savastano described in footnote 6 of the Summary Compensation Table, above, which had an exercise price of $.10.

(2) There have been no stock appreciation rights ("SARs") granted by the Company to date.

(3) The potential realizable values represent future opportunity and have not been reduced to present value in 1997 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Commission for illustration purposes. These rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the Named Executive Officers or the former President and Chief Executive Officer of the Company. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options.

(4) The Board elected Mr. King to the position of President and Chief Executive Officer of the Company effective June 8, 1998.

(5) The Board elected Mr. Kallen to the position of President--European Wastewater Systems of the Company effective June 1, 1998.

(6) Effective June 5, 1998, Mr. Ross resigned as President and Chief Executive Officer of the Company.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth certain information concerning exercises of stock options during fiscal 1997 by each of the Named Executive Officers and the former President and Chief Executive Officer of the Company, and their stock options outstanding as of September 30, 1997.

             AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                       NUMBER OF
                                                                      SECURITIES            VALUE OF
                                                                      UNDERLYING           UNEXERCISED
                                                                      UNEXERCISED         IN-THE-MONEY
                                                                   OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                                                      YEAR-END(#)        YEAR-END($)(2)
                                       SHARES                      -----------------    -----------------
                                     ACQUIRED ON       VALUE        EXERCISABLE(E)       EXERCISABLE(E)
               NAME                  EXERCISE(#)    REALIZED($)    UNEXERCISABLE(U)     UNEXERCISABLE(U)
               ----                  -----------    -----------    ----------------     ----------------
Theodore F. Savastano                  100,000      $1,658,750          100,000(E)         $1,435,000(E)
                                                                        --     (U)           --      (U)
T. Scott King(3)                        --              --              --     (E)           --      (E)
                                                                        --     (U)           --      (U)
Henrik Kallen(4)                        --              --              --     (E)           --      (E)
                                                                        --     (U)           --      (U)
Michael J. Vantusko                     50,000          --               75,000(E)         $1,087,500(E)
                                                                        100,000(U)         $  775,000(U)
L. Dean Hertert, Jr.                    25,000          --               40,000(E)         $  586,250(E)
                                                                         50,000(U)         $  387,500(U)

Dr. Hans F. Larsson                     --              --              --     (E)           --      (E)
                                                                         20,000(U)         $  155,000(U)
Chet S. Ross(5)                        135,000      $1,758,375          220,000(E)         $3,245,000(E)
                                                                        300,000(U)         $2,325,000(U)

---------------

(1) There have been no SARs granted by the Company to date.

(2) Values are calculated for options "in-the-money" by subtracting the exercise price paid per share of the options from the per share New York Stock Exchange consolidated closing price of $18.75 of the Common Stock on September 30, 1997.

(3) The Board elected Mr. King to the position of President and Chief Executive Officer of the Company effective June 8, 1998.

(4) The Board elected Mr. Kallen to the position of President--European Wastewater Systems of the Company effective June 1, 1998.

(5) Effective June 5, 1998, Mr. Ross resigned as President and Chief Executive Officer of the Company.

EMPLOYMENT AGREEMENTS

     The terms of the employment arrangements between the Company and the Named Executive Officers are described below.

     Mr. Savastano's employment agreement with the Company, which became effective as of May 23, 1997, provides for him to serve as Chairman of the Board of the Company for an initial term of three years, subject to automatic one year extensions upon each anniversary of the date of the employment agreement until mandatory retirement at age 65. The employment agreement provides for an initial annual base salary of $240,000. Mr. Savastano will be entitled to participate in an annual incentive bonus plan (the "Bonus Plan") that the Company has agreed, pursuant to Mr. Savastano's employment agreement, to establish. The Bonus Plan will entitle Mr. Savastano to earn, in each year during the term of the employment agreement, commencing with fiscal

1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals to be established by the Board. In the event that Mr. Savastano's employment is terminated without cause (as defined in the employment agreement) or in the event he terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the product of (i) the sum of (x) the base salary in effect on the date of termination and (y) the annual bonus compensation paid to Mr. Savastano with respect to the fiscal year in which Mr. Savastano's employment is terminated provided that such bonus is calculable as of such date, and if not so calculable, then the bonus, if any, paid to Mr. Savastano with respect to the fiscal year immediately preceding the year in which his employment is terminated (which for fiscal 1997 shall be deemed to be $240,000) and (ii) two; provided, however, that if any portion of such compensation would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will pay to Mr. Savastano an additional amount to offset any taxes payable with respect to the excess parachute payment and the additional payment. The employment agreement also contains provisions which restrict Mr. Savastano from competing with the Company during the term of the agreement and for 24 months following termination thereof. In addition, on June 24, 1997 Mr. Savastano received options exercisable to purchase 100,000 shares of Common Stock at an exercise price of $.10 per share pursuant to his 1994 employment agreement. Such options became exercisable upon the consummation of the Initial Public Offering on June 27, 1997, and were exercised on September 2, 1997. The Company is required to hold Mr. Savastano harmless from, and shall pay to Mr. Savastano, any taxes payable by Mr. Savastano as a result of the grant of the options. The amount of such taxes is approximately $1,117,000, of which $1,050,000 was paid during fiscal 1997.

     Mr. King's employment agreement with the Company, which became effective as of May 21, 1998, provides for Mr. King, effective June 8, 1998, to serve as President and Chief Executive Officer of the Company for an initial term of three years, subject to automatic one year extensions upon each anniversary of the date of the employment agreement until mandatory retirement at age 65. The employment agreement provides for an initial annual base salary of $300,000. Pursuant to his employment agreement, Mr. King will be entitled to participate in the Bonus Plan, which will entitle him to earn, in each year during the term of his employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals to be established by the Board. The employment agreement also provides for a bonus payment of $50,000 upon signing. In the event that Mr. King's employment is terminated without cause (as defined in the employment agreement) or in the event he terminates his employment for good reason (as defined in the employment agreement), Mr. King will be entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the product of (i) the sum of (x) the base salary in effect on the date of termination and (y) the annual bonus compensation paid to Mr. King with respect to the fiscal year in which his employment is terminated if the termination occurs after the first four months of a fiscal year, and if the termination occurs during the first four months of a fiscal year, then the bonus, if any, paid to him with respect to the fiscal year immediately preceding the year in which his employment is terminated (which for fiscal 1998 or the first four months of fiscal 1999 shall be deemed to be $300,000) and (ii) one and one-half; provided, however, that if any portion of such compensation would constitute an "excess parachute payment" under Section 280G of the Code, the Company will pay to Mr. King an additional amount to offset any taxes payable with respect to the excess parachute payment and the additional payment. The employment agreement also contains provisions which restrict Mr. King from competing with the Company during the term of the agreement and for 18 months following termination thereof. Additionally, pursuant to his employment agreement, under the terms of the Incentive Plan, Mr. King will be granted an option to purchase 400,000 shares of Common Stock, at the fair market value of such shares on the date of grant, upon approval of the Amendment by the stockholders of the Company. The ability to exercise this option vests in four equal annual installments, commencing on May 21, 1999 subject to acceleration in certain circumstances.

     Mr. Kallen's arrangement with the Company, which became effective as of June 1, 1998, provides for Mr. Kallen to serve as President -- European Wastewater Systems of the Company for an initial term of two years, subject to automatic one year extensions upon each anniversary of the date of the agreement, unless either party notifies the other of his or its intent not to extend the agreement not less than 30 days prior to the then scheduled expiration date. The agreement provides for an initial annual base payment of the Swedish equivalent of $180,000. Mr. Kallen will be entitled to participate in the Bonus Plan, which will entitle him to earn, in each year during the term of the agreement, commencing with fiscal 1999, an amount ranging from 0% to 150% of his base payment, subject to achievement of certain performance goals to be established by the Board. The agreement also provides for the payment of an annual sum equal to 35% of the then effective base payment and 35% of any bonus amount payable pursuant to the Bonus Plan, as payment for certain benefits (the "Substitute Benefit Amount"). In the event that the agreement is terminated by the Company without cause (as defined in the agreement) or in the event the agreement by him for good reason (as defined in the agreement), Mr. Kallen will be entitled to receive a continuation of the then effective base payment, the annual bonus compensation for the fiscal year in which termination occurs, and the Substitute Benefit Amount with respect thereto for a period of one year. The agreement also contains provisions which restrict Mr. Kallen from competing with the Company during the term of the agreement and for 12 months following termination thereof. Additionally, pursuant to the agreement, subject to approval of the Amendment by the stockholders of the Company, Mr. Kallen will be granted an option to purchase 100,000 shares of Common Stock at the fair market value of such shares on the date of grant. The ability to exercise this option vests in four equal annual installments, commencing upon the first anniversary of the date of grant, subject to acceleration in certain circumstances.

     Mr. Vantusko's employment agreement with the Company, which became effective as of May 23, 1997, provides for Mr. Vantusko to serve as Chief Financial Officer of the Company for an initial term of three years, subject to automatic one year extensions upon each annual anniversary of the date of the employment agreement, unless either party notifies the other of his or its intent not to extend the agreement not less than one year prior to the then scheduled expiration date. The employment agreement provides for an initial annual base salary of $150,000. Mr. Vantusko will be entitled to participate in the Bonus Plan, which will entitle him to earn, in each year during the term of his employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals to be established by the Board. In the event that Mr. Vantusko's employment is terminated without cause (as defined in the employment agreement) or in the event he terminates his employment for good reason (as defined in the employment agreement), Mr. Vantusko will be entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the sum of (x) the base salary in effect on the date of termination and (y) the annual bonus compensation paid to Mr. Vantusko with respect to the fiscal year in which his employment is terminated, provided that such bonus is calculable as of such date, and if not so calculable, then the bonus, if any, paid to him with respect to the fiscal year immediately preceding the year in which his employment is terminated (which for fiscal 1997 shall be deemed to be $150,000). The employment agreement also contains provisions which restrict Mr. Vantusko from competing with the Company during the term of the agreement and for 12 months following termination thereof. Additionally, pursuant to his employment agreement, under the terms of the 1995 Stock Option Plan of the Company, Mr. Vantusko was granted a non-qualified option to purchase 100,000 shares of Common Stock at $11 per share, the initial offering price of the Common Stock sold in the Initial Public Offering. The ability to exercise this option vests in four equal annual installments, commencing upon the first anniversary of the date of grant, subject to acceleration in certain circumstances. Effective April 1, 1998, Mr. Vantusko's annual base salary was increased to $175,000.

     Mr. Hertert's employment agreement with the Company, which became effective as of May 23, 1997, provides for Mr. Hertert to serve as the Vice President of Operations of the Company for an initial term of three years, subject to automatic one year extensions upon each annual anniversary of the date of the employment agreement, unless either party notifies the other of his or its intent not to extend the agreement at least one year prior to the then scheduled expiration date. The employment agreement provides for an initial annual base salary of $140,000. Mr. Hertert will be entitled to participate in the Bonus Plan, which will entitle him to earn, in each year during the term of his employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals to be established by the Board. In the event that Mr. Hertert's employment is terminated without cause (as defined in the employment agreement) or in the event he terminates his employment for good reason (as defined in the employment agreement), Mr. Hertert will be entitled to receive (in a lump sum if such termination occurs within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the product of (i) the sum of (x) the base salary in effect on the date of termination and (y) the annual bonus compensation paid to Mr. Hertert with respect to the fiscal year in which his employment is terminated, provided that such bonus is calculable as of such date, and if not so calculable, then the bonus, if any, paid to him with respect to the fiscal year immediately preceding the year in which his employment is terminated (which for fiscal 1997 shall be deemed to be $140,000) and (ii) one and one-half. The employment agreement also contains provisions which restrict Mr. Hertert from competing with the Company during the term of the agreement and for 12 months following termination thereof. Additionally, pursuant to his employment agreement, under the terms of the 1995 Stock Option Plan of the Company, Mr. Hertert was granted a non-qualified option to purchase 50,000 shares of Common Stock at $11 per share, the initial offering price of the Common Stock sold in the Initial Public Offering. The ability to exercise this option vests in four equal annual installments, commencing upon the first anniversary of the date of grant, subject to acceleration in certain circumstances.

     Dr. Larsson's employment agreement with Nordic Water Products AB ("Nordic AB"), which became effective as of July 1, 1987, provides for Dr. Larsson to serve as Managing Director of Nordic AB, for an indefinite term. If Nordic AB terminates the employment agreement within 12 months after Nordic AB changes ownership, Nordic AB must provide Dr. Larsson at least 18 months notice of its intent to terminate the agreement. The employment agreement provided for an initial annual base salary of 336,000 Swedish krona (approximately $43,693). Dr. Larsson's current base salary is $94,700. The employment agreement contains provisions which restrict Dr. Larsson from competing with Nordic AB, without Nordic AB's consent, during the term of the agreement.

     In June 1998, the Company entered into an agreement with Mr. Ross in connection with the termination of his employment with the Company. Mr. Ross had served as President and Chief Executive Officer of the Company since June 1995. Pursuant to the agreement, Mr. Ross's employment with the Company terminated on June 5, 1998, at which time he also resigned as a Director of the Company and his employment agreement with the Company terminated. The agreement provides for Mr. Ross (i) to receive $780,000 in forty-eight equal bi-monthly installments,
(ii) to retain for up to two years certain standard executive employee medical and similar benefits, and (iii) to become vested as to stock options to purchase 300,000 shares of Common Stock granted to him on May 23, 1997 under his prior employment agreement, which options are exercisable until January 10, 2000, subject to certain agreed-upon volume limitations. The agreement also requires that Mr. Ross maintain as confidential certain information as to which he had access during his employment with the Company and restricts

Mr. Ross from competing with the Company for 24 months following June 5, 1998. Mr. Ross's employment agreement with the Company, which became effective as of May 23, 1997, provided for Mr. Ross to serve as President and Chief Executive Officer of the Company for an initial term of three years, subject to automatic one year extensions upon each anniversary of the date of the employment agreement until mandatory retirement at age 65. The employment agreement provided for an initial annual base salary of $240,000. Pursuant to his employment agreement, Mr. Ross was entitled to participate in the Bonus Plan, which entitled him to earn, in each year during the term of his employment agreement, commencing with fiscal 1998, an amount ranging from 0% to 150% of his base salary, subject to achievement of certain performance goals established by the Board. In the event that Mr. Ross' employment was terminated without cause (as defined in the employment agreement) or in the event he terminated his employment for good reason (as defined in the employment agreement), Mr. Ross was entitled to receive (in a lump sum if such termination occurred within one year after a change of control (as defined in the employment agreement) of the Company) an amount equal to the present value of the product of (i) the sum of
(x) the base salary in effect on the date of termination and (y) the annual bonus compensation paid to Mr. Ross with respect to the fiscal year in which his employment was terminated, provided that such bonus was calculable as of such date, and if not so calculable, then the bonus, if any, paid to him with respect to the fiscal year immediately preceding the year in which his employment was terminated (which for fiscal 1997 was deemed to be $240,000) and (ii) two; provided, however, that if any portion of such compensation constituted an "excess parachute payment" under Section 280G of the Code, the Company was to pay to Mr. Ross an additional amount to offset any taxes payable with respect to the excess parachute payment and the additional payment. The employment agreement also contained provisions which restricted Mr. Ross from competing with the Company during the term of the agreement and for 24 months following termination thereof. Additionally, pursuant to his employment agreement, under the terms of the 1995 Stock Option Plan of the Company, Mr. Ross was granted a non-qualified option to purchase 300,000 shares of Common Stock at $11 per share, the initial offering price of the Common Stock sold in the Initial Public Offering. The ability to exercise this option was to vest in four equal annual installments, commencing upon the first anniversary of the date of grant subject to acceleration in certain circumstances.

DIRECTOR REMUNERATION

     Directors who are employees of the Company receive no compensation, as such, for service as members of the Board or any committees of the Board.

     Directors who are not employees of the Company receive an annual retainer of $10,000, payable in equal quarterly installments. In addition, non-employee directors receive compensation of $750 for each meeting of the Board (in excess of the four regularly scheduled meetings) or any committee of the Board attended by them (other than with respect to any meetings of any committee on a day on which the Board also meets), and compensation of $250 for each additional telephonic meeting of the Board or any committee of the Board. All directors will be reimbursed for out of pocket expenses incurred in attending meetings of the Board or committees and for other expenses incurred in their capacity as directors.

     In addition, directors who are not employees of the Company receive for each year of service on the Board, options under the Company's 1997 Non-Employee Director Stock Option Plan (the "Director Plan"). The per share exercise price of options granted under the Director Plan is the fair market value of the Common Stock on the date of grant. The exercise price of options granted under the Director Plan is payable in cash or in shares of Common Stock valued at fair market value at the time of exercise, or a combination of cash and shares; however, the Company may establish "cashless exercise" procedures, subject to applicable laws, rules and regulations, pursuant to which a director may exercise an option and arrange for a simultaneous sale of the underlying

Common Stock, with the exercise price being paid from the proceeds of such sale. Options granted under the Director Plan will expire ten years after the date of grant, subject to earlier termination, and may be exercised as follows: 25% after one year from the date of grant, 50% after two years from the date of grant, 75% after three years from the date of grant and 100% after four years from the date of grant.

     Each non-employee director was granted an option to purchase 3,000 shares of Common Stock concurrently with the Initial Public Offering. In addition, on May 23 of each year, the anniversary of the date the Director Plan became effective, each of the Company's then non-employee directors who have served as directors for at least six months shall automatically be granted an option to purchase 5,000 shares of Common Stock.

     The Director Plan is administered by the Compensation Committee. The principal terms of the option grants are set forth in the Director Plan. Therefore, the Compensation Committee has no discretion to select which directors receive options, the number of shares of Common Stock subject to options or the exercise price of options.

                                       I.
         APPROVAL OF THE AMENDMENT TO THE WATERLINK, INC. 1997 OMNIBUS
                          INCENTIVE PLAN TO RESERVE AN
      ADDITIONAL NUMBER OF SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

     The Amendment was authorized by the Board on May 20, 1998 in order to make additional shares of Common Stock available to fulfill the objective of the Company to more closely and directly tie the remuneration of its executive officers and key employees to increases in stockholder value. The Amendment, the complete text of which is attached hereto as Exhibit A, would increase the number of shares reserved for issuance under the Incentive Plan from (i) the greater of One Million Seven Hundred Fifty Thousand (1,750,000) shares or twelve and one-half percent (12 1/2%) of the aggregate number of shares outstanding from time to time, not to exceed Five Million (5,000,000) shares, to (ii) the greater of Two Million Seven Hundred Fifty Thousand (2,750,000) shares or twelve and one-half percent (12 1/2%) of the aggregate number of shares outstanding from time to time, not to exceed Five Million (5,000,000) shares. Effective upon approval of the Amendment by the stockholders of the Company, the Company will grant under the Incentive Plan an option to purchase Four Hundred Thousand (400,000) shares of Common Stock to T. Scott King in connection with his employment by the Company as President and Chief Executive Officer, and an option to purchase One Hundred Thousand (100,000) shares of Common Stock indirectly to Henrik Kallen in connection with his employment by the Company as President-European Wastewater Systems.

     The following is a brief description of the material features of the Incentive Plan; such description is not intended to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, which is set forth in its entirety, as amended, as Exhibit B hereto.

PURPOSE

     The Incentive Plan is intended to encourage selected employees, directors or consultants of the Company to acquire or increase a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and to enhance the ability of the Company to attract and retain qualified individuals. The Incentive Plan is not subject to any provisions of the Employee Retirement Security Act of 1974 ("ERISA").

TYPE AND NUMBER

     The Incentive Plan authorizes the grant of awards ("Awards") which may consist of "incentive stock options," as that term is defined under the provisions of Section 422 of the Code, non-qualified stock options, restricted stock and restricted stock units, stock appreciation rights, dividend equivalents, stock awards and other stock based awards, and performance awards. The maximum aggregate number of shares of Common Stock which presently may be issued under the Incentive Plan is the lesser of:

(i) the greater of:

     (A) 1,750,000((1)); or

     (B) 12.5% of the aggregate number of shares of Common Stock outstanding (calculated on a fully diluted basis, including the maximum number of shares that may be issued, or subject to awards, under the Incentive Plan and the 1995 Stock Option Plan of the Company (the Incentive Plan and the 1995 Stock Option Plan of the Company are collectively referred to as the "Employee Stock Plans"));

         In either case, (A) or (B) above, less the number of shares issued under the Employee Stock Plans after the effective date of the Incentive Plan, or which are subject to outstanding awards under the Employee Stock Plans, plus the number of any shares surrendered to the Company in payment of the exercise price of options issued under either of the Employee Stock Plans; or

(ii) 5,000,000.

ADMINISTRATION

     The Incentive Plan is administered by the Compensation Committee. The directors comprising the Compensation Committee are considered "outside directors" as that term is defined for purposes of Section 162(m) of the Code. In order for a director to be considered an "outside director," such director may not be a current employee of the Company, a former employee of the Company who receives compensation for prior services during the taxable year or an officer of the Company, and may not receive remuneration from the Company in any capacity other than as a director. Members of the Compensation Committee are not eligible to receive Awards under the Incentive Plan. The Compensation Committee has sole discretion to determine those individuals to whom Awards will be granted, the types and number of awards granted, the terms and conditions of each Award, the number of shares covered by each Award, and the time periods during which Awards may be exercisable, and to make any other determination and take any other action that it deems necessary or desirable for the administration of the Incentive Plan; provided, however, that no participant in the Incentive Plan may receive stock or stock based Awards to acquire more than 500,000 shares of Common Stock during any one fiscal year.

     The Compensation Committee may grant the following Awards, subject to the terms and conditions described below.

(1) Options

     The Compensation Committee grants options with an exercise price per share equal to the fair market value of a share on the date of grant unless the Compensation Committee determines otherwise, provided that the

---------------

(1) The Amendment proposes that this be increased to 2,750,000.

exercise price per share under an incentive stock option will not be less than 100% of the fair market value of a share on the date of grant. The exercise price of each incentive stock option granted to any stockholder possessing more than 10% of the combined voting power of all classes of capital stock of the Company or a parent of subsidiary of the Company on the date of grant must not be less than 110% of the fair market value on the date of grant.

     Non-qualified options granted are exercisable for a term as determined by the Compensation Committee, but generally will not exceed ten years from the date of grant. Incentive stock options granted are exercisable for a term of not more than ten years from the date of grant, or not more than five years in the case of a 10% stockholder as described in the preceding paragraph. The Compensation Committee shall determine the events upon which the unexercised portion of any option will terminate.

     No participant may be granted incentive stock options to the extent the aggregate fair market value, as of the date of grant, of the shares with respect to which incentive stock options are first exercisable by such participant during any calendar year exceeds $100,000.

     In the case of a "change in control" of the Company, the Board may, in its sole discretion, determine on a case by case basis, that each option granted under the Incentive Plan will terminate 30 days after the occurrence of such "change in control," but, in the event of any such termination an option holder will have the right, exercisable during the 30 day period prior to the "change in control" and, in certain cases as described in the Incentive Plan, within 30 days after the "change in control," to exercise in whole or in part his options without regard to the vesting provisions applicable to such options. "Change in control," which is defined more specifically in the Incentive Plan, generally means (i) the acquisition of beneficial ownership by any person, other than the Company, of securities of the Company representing a majority or more of the combined voting power of the Company's then outstanding securities, (ii) the failure of the individuals who presently constitute the Board (the "Incumbent Board") to constitute at least a majority thereof, provided that any director whose election has been approved in advance by the directors representing at least two-thirds (2/3) of the directors comprising the Incumbent Board shall be considered for these purposes as though such director was a member of the Incumbent Board, (iii) the approval by the stockholders of the Company and the completion of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the approval by the stockholders of the Company and the completion of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

(2) Stock Appreciation Rights

     The Compensation Committee may grant stock appreciation rights which confer upon the participant a right to receive, upon exercise of the grant, the difference between the fair market value of one share of Common Stock on the date of exercise and the fair market value of one share of Common Stock on the date of grant of the right. The Company may, at its election, pay such difference in cash or in shares of Common Stock valued at the fair market value of the Common Stock on the day preceding the date of payment. The grant price, term, methods of exercise, methods of settlement, and any other terms and conditions shall be as determined by the Compensation Committee. No aggregate payment by the Company during any fiscal year upon the exercise of stock appreciation rights may exceed $100,000 without Compensation Committee approval ratified by the Board and a participant may not exercise a stock appreciation right if the aggregate amount to be received as a result of his exercise of stock appreciation rights in the preceding 12 months exceeds his then current base salary.

(3) Stock Awards

     The Compensation Committee may grant participants Awards that are denominated or payable in, or otherwise based on shares of Common Stock as are deemed by the Compensation Committee to be consistent with the purposes of the Incentive Plan. These stock awards may include, but are not limited to, an Award of an option, restricted stock or restricted stock units, stock appreciation rights, and dividend equivalents. The Compensation Committee may grant restricted stock in shares of Common Stock and restricted stock unit awards, which are rights denominated in shares of Common Stock, subject to forfeiture and other restrictions determined by the Compensation Committee. Such restrictions may lapse separately or in combination, at such times and in such installments, as the Compensation Committee may deem appropriate. Except as otherwise determined by the Compensation Committee, until the restrictions lapse, the shares will be forfeited upon the employee's termination of employment (as determined under criteria established by the Compensation Committee) for any reason during the applicable restriction period. Upon lapse of the restriction, the shares will be delivered to the participant. The terms and conditions of such stock awards and stock based awards, as well as the consideration and method of payment for such shares, shall be as determined by the Compensation Committee.

(4) Performance Awards

     The Compensation Committee may grant performance awards to participants which may be denominated as a stock award or a stock based award and which may be payable in cash, shares of Common Stock, other securities, or other property, and shall confer on the holder rights valued as determined by the Compensation Committee and shall be payable to or exercisable by the holder of the award, in whole or in part, upon the achievement of performance goals as established by the Compensation Committee.

OTHER PROVISIONS APPLICABLE TO AWARDS

     The Compensation Committee may grant Awards separately, or in addition to, in tandem with, or in substitution for any other Award granted under the Incentive Plan or any award granted under any other plan of the Company or any affiliate. Awards granted in addition to or in tandem with other Awards under the Incentive Plan, or in addition to or in tandem with awards granted under any other plan of the Company or any affiliate may be granted at the same or different times. However, any non-qualified option issued in tandem with a stock appreciation right (a "tandem option") is subject to the following provisions. Upon exercise of an option issued as part of a "tandem option," the participant is entitled to a credit toward the option exercise price equal to the value of the stock appreciation right issued in tandem with the option exercised, but not in an amount that would exceed the amount of the federal income tax deduction allowed to the Company with respect to the stock appreciation right. Upon exercise of such a tandem option, the stock appreciation right shall terminate and the value of such right will be limited to the credit. Upon the exercise of a "tandem option," the stock appreciation right issued as part of a "tandem option," the option to which such stock appreciation right relates shall cease to be exercisable to the extent of the number of shares of Common Stock with respect to which the stock appreciation right was exercised.

     Payment or transfers made by the Company upon the grant or exercise of an Award may be made in whatever form as the Compensation Committee determines, including but not limited to cash, shares, other securities, other awards, or other property, or any combination thereof. The term of each Award will be for the period as may be determined by the Compensation Committee, except for non-qualified stock options and incentive stock options as described above.

  Transferability

     Awards granted under the Incentive Plan may be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend, or other similar event affecting the Common Stock. Awards (other than restricted stock with respect to which all applicable restrictions have expired, lapsed, or been waived, hereinafter referred to as "released stock") are not transferable, other than by will or the laws of descent and distribution, provided however, that a participant may designate a beneficiary or beneficiaries to exercise his rights and to receive any property distributable with respect to any Award upon his death. Each Award (other than released stock) may be exercised, during the lifetime of the holder of the Award, only by the holder, or, if permissible under applicable law, by the holder's guardian or legal representative.

  Termination and Amendment

     The Incentive Plan will terminate upon the earliest of the date on which all stock awards and all stock based awards issuable under the Incentive Plan have been issued, the termination of the Incentive Plan by the Board or May 23, 2007. Any Awards outstanding at the time of termination of the Incentive Plan will continue in full force and effect according to the terms and conditions of the Award and the Incentive Plan.

     The Incentive Plan may be amended or terminated by the Board, provided however, that no amendment or termination may be effected without the approval of the stockholders if such amendment or termination would increase the total number of shares available for Awards under the Incentive Plan, materially increase the benefits accruing to participants under the Incentive Plan, materially modify the requirements as to eligibility, or where shareholder approval would be required under Section 422 of the Code in order for incentive stock options to qualify thereunder or under Section 162(m) of the Code. No amendment may impair any rights of any holder of an Award previously granted under the Incentive Plan without the holder's consent.

FEDERAL INCOME TAX CONSEQUENCES OF THE INCENTIVE PLAN

Non-Qualified Stock Options. The issuance of a non-qualified stock option under the Incentive Plan will not generally result in any taxable income to the recipient employee or a tax deduction to the Company at the time of grant. Generally, the employee to whom a non-qualified stock option has been granted will recognize ordinary income at the time the employee exercises the option and receives shares of Common Stock in an amount equal to the excess of the fair market value of such shares on the date of exercise over the option price. The Incentive Plan is not considered to be tax-qualified under Section 401(a) of the Code.

     Notwithstanding the foregoing, upon the exercise of a non-qualified stock option by a person subject to Section 16 of the Exchange Act ("Section 16"), the acquisition date of the shares of Common Stock for federal income tax purposes and the time of recognition of income will be postponed as long as the sale of the shares of Common Stock could subject the person to suit under the "short swing profit" provisions of Section 16, unless such person elects to be taxed on the date of exercise. Furthermore, the amount of income recognized by the recipient will be the excess of the fair market value of such shares of Common Stock at the end of the postponement period (rather than at the date of exercise) over the option price.

     The Company is generally entitled to a tax deduction corresponding to the amount of income recognized by the employee as a result of the exercise of a non-qualified stock option for the year in which the employee recognizes such income for federal income tax purposes.

Incentive Stock Options. Neither the receipt nor exercise of an incentive stock option is a taxable event to the employee and if the employee does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares will be long-term capital gain. In such case, the Company would not be entitled to any tax deduction with respect to the grant or exercise of the option. The difference between the fair market value of the shares of the Common Stock on the date of exercise and the option price is a tax preference item which may cause the employee to incur an alternative minimum tax in the year of exercise. The minimum statutory holding periods are two years from the date the option is granted and one year from the date of the exercise of the incentive stock option. The statutory holding period for incentive stock options is waived in the event of the employee's death.

     If the shares of Common Stock are disposed of before the end of either of such statutory holding periods (a "disqualifying disposition"), the lesser of
(i) the difference between the option price and the fair market value of such shares on the date of exercise, or (ii) the total amount of gain realized on the sale must be reported by the employee as ordinary income and the Company would generally be entitled to a tax deduction in that amount. The remaining gain, if any, would be taxed to the employee as capital gain.

     Notwithstanding the foregoing, if the employee is subject to Section 16 at the time of a disqualifying disposition, the acquisition date of the shares and the time of recognition of income will be postponed as long as the sale of shares could subject the employee to suit for "short swing profit," unless he elects to be taxed immediately. In addition, the amount of income recognized will be the lesser of (i) the difference between the option price and the fair market value of such shares at the end of the postponement period (rather than at the date of exercise), or (ii) the total amount of gain realized on the sale.

Stock Appreciation Rights. There will be no federal income tax consequences to the employee or the Company upon the grant of a stock appreciation right or during the period that the right remains unexercised. Upon the exercise of a right, the employee will realize ordinary income in an amount equal to the cash and/or the then fair market value of the shares of Common Stock received upon exercise of the right and the Company will normally be entitled to a corresponding federal income tax deduction. If stock so acquired is later sold or exchanged, the difference between the sale price and the fair market value of Common Stock on the date the individual was taxed will be taxable as capital gain or loss.

     If the recipient of stock appreciation rights would be subject to potential liability under Section 16 for the sale of shares of Common Stock acquired upon exercise of such stock appreciation right, such individual will not be taxed until the date when such sale would no longer subject the individual to such potential liability and the amount of ordinary income recognized will be determined on the basis of the fair market value of the stock on that date, unless the individual elects (within 30 days after exercise) to include in income an amount based upon the fair market value of the shares of Common Stock received upon exercise of the stock appreciation right at the time of such exercise. In the event taxation is postponed, the amount of income recognized by the participant will be the fair market value of such shares of Common Stock at the end of the postponement period.

Restricted Stock. Generally, an employee to whom a restricted stock award is made will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of Common Stock received at the time the shares first become transferable or are no longer subject to a substantial risk of forfeiture, over the purchase price, if any, paid by the recipient for such Common Stock, and such amount will generally then be deductible for federal income tax purposes by the Company. For tax purposes, in addition to other restrictions, the Common Stock is considered to be subject to a substantial risk of forfeiture as long as the sale of the shares could subject the recipient to suit under the "short swing profit" provisions of
Section 16. Alternatively, if the recipient of a restricted stock award so elects, the recipient will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of Common Stock

(without taking into account any lapse restrictions) on such date, over the purchase price, if any, paid by the recipient for such Common Stock, and such amount will generally then be deductible by the Company.

     In the event of the forfeiture of the Common Stock included in a restricted stock award, the employee will not be entitled to any deduction except to the extent the individual paid for such Common Stock. Upon a sale of the Common Stock included in the restricted stock award, the employee will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from such sale and the employee's tax basis for such shares of Common Stock.

Performance Awards. The federal income tax consequences and Section 16 restrictions will generally be the same for performance awards as the underlying grant of options, restricted stock awards, stock appreciation rights, or other stock based awards. A recipient of Awards payable in cash or shares of Common Stock will generally recognize ordinary income for federal income tax purposes in an amount equal to the amount of cash and/or the then fair market value of the shares of Common Stock received, in the tax year in which received, and the Company will normally be entitled to a tax deduction for an equivalent amount for the same year. However, if receipt of a performance award would be subject to potential liability under Section 16 for the sale of shares received upon exercise of an Award, the acquisition date of the shares of Common Stock for federal income tax purposes, and the time and measurement of recognition of income, will be postponed as long as a sale of the shares of Common Stock could subject the participant to suit under the "short swing profit" provisions of
Section 16, unless the employee elects to be taxed on the date he receives the shares of Common Stock.

Limitation on Company Deduction. Section 162(m) of the Code will generally limit to $1,000,000 the Company's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Under applicable Treasury regulations, and subject to certain transition rules, a stock option or stock appreciation right will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during any one year, which plan is approved by a majority of the stockholders entitled to vote thereon, and (iii) is granted by a compensation committee consisting solely of at least two independent directors. The terms of the Incentive Plan and the composition of the Compensation Committee are intended to comply with these regulations relating to stock options. Other stock awards or stock based awards, however, will not generally qualify as "performance based" compensation unless the vesting or purchase of the restricted stock bonus is contingent upon satisfying a separate performance goal or unless such stock awards are granted during the "reliance period" applicable to private companies that become public.

NEW PLAN BENEFITS TABLE

     For each of the Named Executive Officers, the former President and Chief Executive Officer of the Company and the indicated groups, the following table sets forth (i) the aggregate number of shares of Common Stock subject to options granted under the Incentive Plan during fiscal 1998 and (ii) the weighted average exercise price per share of the options granted.

===============================================================================================
      NAME AND POSITION          AVERAGE PER SHARE PRICE ($)            NUMBER OF SHARES
-----------------------------------------------------------------------------------------------
  Theodore F. Savastano
     Chairman of the
     Board of Directors                    $      0                               0
  T. Scott King(1)
     Chief Executive Officer
     and
     President                             $      0                               0
  Henrik Kallen(2)
     President -- European
     Wastewater Systems                    $      0                               0
  Michael J. Vantusko,
     Chief Financial
     Officer                               $13.1875                          20,000
  L. Dean Hertert, Jr.
     Vice President                        $13.1875                          20,000
  Dr. Hans F. Larsson
     Vice President                        $13.1875                          20,000
  Chet S. Ross(3)
     Former Chief Executive
     Officer
     and President                         $      0                               0
  Executive Officer Group                  $13.1875                          60,000
  Non-Executive Officer
     Director
     Group                                 $      0                               0
  Non-Executive Officer
     Employee Group                        $13.1875                         160,000

---------------

(1) The Board elected Mr. King to the position of President and Chief Executive Officer of the Company effective June 8, 1998.

(2) The Board elected Mr. Kallen to the position of President -- European Wastewater Systems of the Company effective June 1, 1998.

(3) Effective June 5, 1998, Mr. Ross resigned as President and Chief Executive Officer of the Company.

RECOMMENDATION

     The Board recommends a vote FOR approval of the Amendment.

     The Company intends to hold its 1998 annual meeting of stockholders in January 1999. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of the Company at its offices, 4100 Holiday Street, N.W., Canton, Ohio 44718-2532, by September 15, 1998.

                            EXPENSES OF SOLICITATION

     All expenses relating to the solicitation of proxies will be paid by the Company. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to the Company. The Company will reimburse brokers, banks, and other nominees who hold Common Stock in their names for their reasonable expenses in forwarding proxy material to beneficial owners thereof.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL I (THE APPROVAL OF THE AMENDMENT TO THE WATERLINK, INC. 1997 OMNIBUS INCENTIVE PLAN TO RESERVE AN ADDITIONAL 1,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER).

     ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

     By Order of the Board of Directors

     DONALD A. WEIDIG, Secretary

July 16, 1998

                                                                       EXHIBIT A

SECTION 4.  SHARES AVAILABLE FOR AWARDS

     (a) Shares Available. Subject to adjustment as provided in Section 4(b):

          (i) Limitation On Number Of Shares. Awards issuable under the Plan are limited such that the maximum aggregate number of Shares which may issued pursuant to, or by reason of, Stock Awards and Stock-Based Awards is 500,000 per Participant in any fiscal year, and the aggregate maximum for all Participants in all years is the lesser of (x) the greater of (A) 2,750,000 or (B) 12.5% of the number of shares outstanding from time to time, calculated on a fully diluted basis (including the maximum number of Shares that may be issued, or subject to awards, under this Plan and the Company's 1995 Stock Option Plan (collectively, the "Employee Stock Plans")); in either case (A) or (B) above, less that number of Shares that are issued under the Employee Stock Plans after the effective date of this Plan or are subject to outstanding awards under the Employee Stock Plans and plus the number of any Shares surrendered to the Company in payment of the exercise price of options issued under any of the Employee Stock Plans, or (y) 5,000,000. All or any number of such Shares may be the subject of Incentive Stock Options, in the sole discretion of the Committee. To the extent that an Award ceases to remain outstanding by reason of termination (as opposed to vesting or exercise) of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Award shall again become available for Award under the Plan; provided, however, that in the case of an Award which is terminated or otherwise canceled in the same fiscal year in which it is granted (or for purposes of determining the aggregate maximum number of Shares which may be subject to Awards granted to any Participant during the term of the Plan, an Award is terminated or otherwise canceled at any time) both the new Award and the terminated Award shall be counted for purposes of determining whether the Participant has received the maximum number of Awards permitted under this Plan.

                                                                       EXHIBIT B

                                 WATERLINK INC.
                          1997 OMNIBUS INCENTIVE PLAN
           (AS AMENDED BY THE BOARD, SUBJECT TO STOCKHOLDER APPROVAL)

SECTION 1.  PURPOSE

     The purposes of this Waterlink Inc. 1997 Omnibus Incentive Plan (the "Plan") are to encourage selected employees, directors or consultants of Waterlink Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls or is under common control with the Company.

          (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or other Stock Award or Stock-Based Award granted under the Plan.

          (c) "Award Agreement" shall mean a written agreement, contract, or other instrument or document evidencing an Award granted under the Plan.

          (d) "Board" shall mean the Board of Directors of the Company.

          (e) "Cause" shall mean (i) the Participant's willful misconduct, gross negligence or dishonesty in the performance of his or her duties on behalf of the Company, (ii) the neglect, failure or refusal of the Participant to carry out any reasonable request of the Board or other officer or supervisor having supervisory authority over the Participant, (iii) the material breach of any provision of any employment, consulting or other services contract between the Participant and the Company, (iv) the entering of a plea of guilty or nolo contendere to, or the Participant's conviction of, a felony or other crime involving moral turpitude, dishonesty, theft or unethical business conduct.

          (f) "Change in Control" of the Company shall mean (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, of securities of the Company representing a majority or more of the combined voting power of the Company's then outstanding securities, (ii) the failure, for any reason, of the individuals who presently constitute the Board of Directors (the "Incumbent Board") to constitute at least a majority thereof, provided that any director whose election has been approved in advance by directors representing at least two-thirds (2/3) of the directors comprising the Incumbent Board shall be considered, for these purposes, as though such director were a member of the Incumbent Board, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation occurs; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom qualifies both as a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" as that term is defined for purposes of Section 162(m) of the Code.

          (i) "Covered Employee" shall mean an employee of the Company if either
     (i) as of the close of the fiscal year, such employee is the chief executive officer of the Company or is an individual acting in such capacity, or (ii) the total compensation of such employee for the fiscal year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the four highest compensated officers for the taxable year (other than the chief executive officer).

          (j) "Dividend Equivalent" shall mean any right granted under Section 6(d) of the Plan.

          (k) "Fair Market Value" means, with respect to the Shares, (a) if the Shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price of the Shares on the last business day prior to the date the value is to be determined as reported on such exchange; (b) if the Shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the Shares on the last business day prior to the date the value is to be determined as reported on the Automated Quotation System of NASDAQ or a similar service if NASDAQ is not reporting such information;
     (c) if the Shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the Shares on the last business day prior to the date the value is to be determined as quoted by a market maker in the Shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Fair Market Value"); or (d) if the Shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ and there is no market maker in the Shares, the fair market value of the Shares as determined by the Committee in good faith.

          (l) "Incentive Stock Option" shall mean an option granted under
     Section 6(a) of the Plan that meets the requirements of Section 422 of the Code or any successor provision thereto.

          (m) "Key Employee" shall mean any employee who is a regular employee of the Company or its present and future Affiliates.

          (n) "Non-Qualified Stock Option" shall mean an option granted under
     Section 6(a) of the Plan that is not an Incentive Stock Option.

          (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (p) "Participant" shall mean a Key Employee, director or consultant who has been granted an Award under the Plan.

          (q) "Performance Award" shall mean any right granted under Section 6(f) of the Plan.

          (r) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

          (s) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

          (t) "Restricted Securities" shall mean Restricted Stock or any other Award under which issued and outstanding Shares are held subject to restrictions imposed by the terms of the Award.

          (u) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

          (v) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

          (w) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

          (x) "Shares" shall mean the common stock of the Company, $.01 par value per share, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

          (y) "Stock Appreciation Right" shall mean any right granted under
     Section 6(b) of the Plan.

          (z) "Stock Award" shall mean an Award of an Option, Restricted Stock, or other right or security consisting of or convertible into Shares.

          (aa) "Stock-Based Award" shall mean an Award of a Stock Appreciation Right, Dividend Equivalent, Restricted Stock Unit or other right, the value of which is determined by reference to Shares.

          (bb) "Tandem Option" shall mean a Non-Qualified Option issued in tandem with a Stock Appreciation Right.

SECTION 3. ADMINISTRATION

     (a) Generally. The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder of the Company ("Stockholder") and any employee of the Company or of any Affiliate. Notwithstanding anything to the contrary contained herein, prior to the date upon which the Company first registers its Shares under
Section 12 of the Securities Exchange Act of 1934, as amended, the Plan may be administered by the Board of Directors, and the Board shall have all of the rights, privileges, and authority conferred upon the Committee pursuant to the Plan.

     (b) Powers. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred; (vii) accelerate the vesting of Awards; (viii) amend Awards (subject to Section 8); (ix) interpret and administer the Plan and any instruments or agreements relating to, or Award made under, the Plan; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (c) Reliance, Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, or Awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 4. SHARES AVAILABLE FOR AWARDS

     (a) Shares Available. Subject to adjustment as provided in Section 4(b):

          (i) Limitation on Number of Shares. Awards issuable under the Plan are limited such that the maximum aggregate number of Shares which may issued pursuant to, or by reason of, Stock Awards and Stock-Based Awards is 500,000 per Participant in any fiscal year, and the aggregate maximum for all Participants in all years is the lesser of (x) the greater of (A) 2,750,000 or (B) 12.5% of the number of Shares outstanding from time to time, calculated on a fully diluted basis (including the maximum number of Shares that may be issued, or subject to awards, under this Plan and the Company's 1995 Stock Option Plan (collectively, the "Employee Stock Plans")); in either case (A) or (B) above, less that number of Shares that are issued under the Employee Stock Plans after the effective date of this Plan or are subject to outstanding awards under the Employee Stock Plans and plus the number of any Shares surrendered to the Company in payment of the exercise price of options issued under any of the Employee Stock Plans, or (y) 5,000,000. All or any number of such Shares may be the subject of Incentive Stock Options, in the sole discretion of the Committee. To the extent that an Award ceases to remain outstanding by reason of termination (as opposed to vesting or exercise) of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Award shall again become available for Award under the Plan; provided, however, that in the case of an Award which is terminated or otherwise canceled in the same fiscal year in which it is granted (or for purposes of determining the aggregate maximum number of Shares which may be subject to Awards granted to any Participant during the term of the Plan, an Award is terminated or otherwise canceled at any time) both the new Award and the terminated Award shall be counted for purposes of determining whether the Participant has received the maximum number of Awards permitted under this Plan.

          (ii) Accounting for Awards. For purposes of this Section 4, for any Award which is denominated in, or with respect to, Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting

     Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company pursuant to any Award, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall be counted against the Shares available for granting Awards under the Plan.

          (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     (b) Adjustments. In the event that the Committee shall determine that any
(i) subdivision or consolidation of Shares, (ii) dividend or other distribution (in the form of Shares or an extraordinary cash dividend), (iii) recapitalization or other capital adjustment of the Company or (iv) merger, consolidation or other reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event described in Treasury Regulation Section 1.162-27(e)(2)(iii)(C), affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (x) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (y) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (z) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, no such adjustment shall be authorized to the extent that such adjustment would (i) cause the Plan to violate Section 422 of the Code, (ii) would constitute a material modification of the Plan, within the meaning of Treasury Regulation Section 1.162-27(f)(2)(ii) and (h)(1)(iii), prior to the expiration of the "reliance period" set forth in Treasury Regulation Section 1.162-27(f)(2) or (iii) after the expiration of said reliance period, would constitute a termination and reissuance as described in Treasury Regulation Section 1.162-27(e)(2)(vi)(C); and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

     Eligibility for Awards. Awards may be granted only to Key Employees, directors or consultants. In determining the employees to whom Awards shall be granted and the number of shares or units to be covered by each Award, the Committee shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A director of the Company or an Affiliate who is not also a Key Employee will not be eligible to receive an Award. A Key Employee, director or consultant who has been granted an Award or Awards under the Plan may be granted an additional Award or Awards, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options. Except as provided in Section 5(b), no member of the Committee shall be eligible to receive an Award under the Plan. Notwithstanding anything to the contrary herein, Incentive Stock Options may be granted only to employees of this Company, or its present of future parent or subsidiary corporations (as defined in Section 424 of the Code).

SECTION 6. AWARDS

     (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (i) Exercise Price. The purchase price per Share purchasable under an Option shall be the Fair Market Value of a Share on the date of grant unless otherwise determined by the Committee; provided however, that the purchase price per Share purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of an Incentive Stock Option (110% in the case of an Incentive Stock Option granted to 10-percent shareholder within the meaning of Code Section 422(c)(5)).

          (ii) Option Term. The term of each Non-Qualified Stock Option shall be fixed by the Committee but generally shall not exceed 10 years from the date of grant. The term of each Incentive Stock Option shall in no event be more than 10 years from the date of grant (5 years in the case of a 10-percent shareholder within the meaning of Code Section 422(c)(5)).

          (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, outstanding Awards or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant option price) in which, payment of the option price with respect thereto may be made or deemed to have been made.

          (iv) Early Termination. The Committee shall determine the events upon which the unexercised portion of any Option granted under the Plan will be terminated.

          (v) Change of Control. Notwithstanding anything to the contrary, upon the occurrence of a Change of Control, the Board may, in its discretion, determine on a case by case basis, that each Option granted under the Plan shall terminate 30 days after the occurrence of such Change in Control, but, in the event of any such termination, the Participant shall have the right, exercisable during the 30 day period preceding the occurrence of such Change of Control, and, in addition, with respect to a Change of Control described in clauses (i) and (ii) of the definition thereof, within 30 days after the occurrence of such Change of Control, to exercise in whole or in part his Options without regard to the vesting provisions thereof. The Company will mail or cause to be mailed to each Participant a notice specifying the date that is to be fixed as of which all holders of record shall be entitled to exchange their Shares for securities, cash or other property issuable or deliverable pursuant to a Change of Control described in clauses (iii) or (iv) of the definition thereof. In the event any Option is not exercised in its entirety on or prior to the date specified therein, any and all remaining rights under such Options shall terminate as of said date.

          (vi) Incentive Stock Options. All terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
     Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. The Fair Market Value of Shares subject to Incentive Stock Options (determined as of the date such Incentive Stock Options are granted) exercisable for the first time by any individual during any calendar year shall in no event exceed $100,000.

     (b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer upon the holder thereof a right to receive, upon exercise thereof, an amount in cash equal of the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, but not limited to the following: (i) no aggregate payment by the Company during any fiscal year upon the exercise of Stock Appreciation Rights may exceed $100,000 without Committee approval ratified by the Board, and (ii) a Participant may not exercise a Stock Appreciation Right if the aggregate amount to be received as a result of his or her exercise of Stock Appreciation Rights in the preceding 12 month period exceeds such Participant's current base salary.

     (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants upon such conditions and subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate but not inconsistent with the provisions of the
Plan:

          (i) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited to and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole, or in part, any or all remaining restrictions with respect to shares of Restricted Stock or Restricted Stock Units.

          (iii) Lapse of Restrictions. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

     (d) Dividend Equivalents. The Committee is hereby authorized to grant Awards to Participants under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares and payable on such date or dates as determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

     (e) Other Awards. The Committee is hereby authorized, to the extent permitted under Rule 16b-3 and applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered to a Participant pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, outstanding Awards, or other consideration, or any combination thereof, as the Committee shall determine.

     (f) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated as a Stock Award or a Stock-Based Award and payable in cash, Shares, other securities or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals and during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. Prior to granting any Performance Award, the Committee shall, if it intends for such Awards to be exempt from the limitations of Section 162(m) of the Code, take such action as is necessary to qualify such Awards as performance-based compensation, within the meaning of Section 162(m) of the Code. For example, after the "reliance period" as defined in Treasury Regulation Section 1.162-27(f)(2), the material terms of the performance goals must be disclosed to and approved by the public stockholders of the Company prior to any payments with respect to such an Award.

     (g) General.

          (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

          (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards; provided, that any Tandem Option shall be subject to the following provisions: upon exercise of an Option issued as part of a Tandem Option, the Participant shall be entitled to a credit toward the option exercise price equal to the value of the Stock Appreciation Rights issued in tandem with the Option exercised, but not in an amount that would exceed the amount of the federal income tax deduction allowed to the Company in respect of such Stock Appreciation Rights. Upon such exercise of a Tandem Option, the related Stock Appreciation Right shall terminate and the value of such Stock Appreciation Right shall be limited to such credit. Upon the exercise of a Stock Appreciation Right issued as part of a Tandem Option, the Option to which such Stock Appreciation Right relates shall cease to be exercisable to the extent of the number of Shares with respect to which the Stock Appreciation Right was exercised.

          (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payment or transfers to be made by the Company or an Affiliate upon the grant or exercise of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant of crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares or other securities.

          (iv) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under the Code and applicable law with respect to any Award, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (v) Term of Awards. Except as set forth in Section 6(a)(ii), the term of each Award shall be for such period as may be determined by the Committee.

          (vi) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7. COMPANY DEDUCTION FOR AWARD

     Prior to the expiration of the "reliance period," as defined in Treasury Regulation Section 1.162-278(f)(2), the Committee shall, if it determines to qualify compensation payable under the Plan as performance based compensation within the meaning of Code Section 162(m), take such actions as it deems necessary to qualify compensation payable under the Plan as performance based compensation.

SECTION 8. AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any Stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the Stockholders no amendment, alteration, suspension, discontinuation, or termination shall be made that would: (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 of the Plan; (ii) materially increase the benefits accruing to Participants under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan, or where shareholder approval would be required under Section 422 of the Code in order for Incentive Stock

     Options to qualify thereunder or under Section 162(m) of the Code. Notwithstanding the discretionary authority granted to the Board, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without such holder's consent, under any Award theretofore granted under the Plan.

          (b) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9. GENERAL PROVISIONS

     (a) No Rights to Awards. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

     (b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In case of Awards paid in Shares, the Participant or other person receiving such Shares may be required to pay the Company or Affiliate, as appropriate, the amount of any such withholding taxes which is required to be withheld with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such withholding taxes from any other amounts payable in cash or in shares or from any other amounts payable at any time thereafter to the Participant. If a Participant disposes Shares acquired upon exercise of an Incentive Stock Option in any transaction considered to be a disqualifying disposition under Section 421 or 422 of the Code, the Participant shall promptly notify the Company of such transfer.

     (c) No Limit on Other Plans. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (e) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

SECTION 10. TERM OF THE PLAN

     The Plan shall continue until the earliest of (i) the date on which all Stock Awards and Stock-Based Awards issuable hereunder have been issued, (ii) the termination of the Plan by the Board or (iii) May 23, 2007, 10 years from the date of adoption of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 12. EFFECTIVENESS OF THE PLAN

     The Plan shall become effective on the date specified by the Board. Following approval by the Board, the plan shall be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of the shares represented at a meeting duly held in accordance with Delaware Law within twelve (12) months after being approved by the Board, the Plan and all Options granted under it shall be void and of no force and effect.

                                 WATERLINK, INC.
                 SPECIAL MEETING OF STOCKHOLDERS, JULY 30, 1998
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby (i) acknowledges receipt of the Notice dated July 16, 1998, of the Special Meeting (the "Special Meeting") of Stockholders of Waterlink, Inc. (the "Company") to be held on July 30, 1998, and (ii) constitutes and appoints T. Scott King and Michael J. Vantusko, or either of them, attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote as directed below with respect to all shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote, at the Special Meeting and any adjournment(s) or postponement(s) thereof.

         1. PROPOSAL TO APPROVE THE AMENDMENT TO THE WATERLINK, INC. 1997 OMNIBUS INCENTIVE PLAN.

                    FOR                  AGAINST                  ABSTAIN
             -----                -----                    -----

         2. IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


-------------------------------------------------------------------------------


                           (CONTINUED ON REVERSE SIDE)
                           ---------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE WATERLINK, INC. 1997 OMNIBUS INCENTIVE PLAN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

PLEASE SIGN EXACTLY AS          When shares are held by joint tenants, both
NAME APPEARS ON THIS PROXY.     should sign. When signing as attorney, executor,
                                administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a Partnership, please sign in partnership name by authorized person.

                                DATED: July ____, 1998



                                -----------------------------------------------
                                Signature



                                -----------------------------------------------
                                Signature, if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.